UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2008

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas 66211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2008, YRC Worldwide Inc. (the “Company”) announced the appointment of Timothy A. Wicks as Executive Vice President and Chief Financial Officer. Mr. Wicks, age 43, will join the Company effective October 13, 2008.

From 2006 to present, Mr. Wicks served as Senior Vice President — Strategic Growth Initiatives; from 2004 until 2006, he served as Senior Vice President, Product Development and Management; from 2003 until 2004, he served as Vice President, Platinum Brokerage Service; and from 2002 until 2003, he served as Vice President, Consumer Solutions; in each case, for UnitedHealthcare, a provider of health care benefit plans and related health care services. From 2000 until 2001, Mr. Wicks was employed by Dell Computer Corporation, a maker of personal computers; from 1994 until 2000, he was employed by Great Northern Capital, a registered investment advisor; from 1992 until 1994, he was employed by Bain & Company, Inc., a management consulting company; and from 1989 until 1991, he was employed by Northwest Airlines, Inc., a commercial passenger and cargo air carrier.

Mr. Wicks graduated with honors from the University of Chicago with a Bachelor of Arts degree in Economics in 1988 and obtained an MBA from Harvard Graduate School of Business with concentrations in Finance and Corporate Strategy in 1993.

Mr. Wicks also served as Non-Executive Chairman of the Board for GenCorp, an aerospace/defense and real estate company, from 2007 until 2008. He was a Board and Audit Committee member from 2005 until 2008 and was Chairman of the Finance Committee in 2006.

Upon his employment with the Company, and in addition to his salary, Mr. Wicks will be eligible to participate in, or receive the benefits of, the following:

•	the Company’s Annual Incentive Bonus Program (filed as Exhibit 10.2 to Current Report on Form 8-K, filed on May 23, 2007),

•

the Company’s Long Term Incentive Plan (filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007) and the Company’s 2004 Long-Term Incentive and Equity Award Plan (filed as Exhibit 10.1 to Current Report on Form 8-K, filed on May 19, 2008),

•

an Executive Severance Agreement that provides for payment if Mr. Wicks is terminated without cause or resigns for good reason within two years after a change of control transaction (a more detailed description of this agreement can be found in the Company’s Definitive Proxy Statement on Schedule 14A filed on April 1, 2008, and the form of agreement was filed as Exhibit 10.10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007),

•

an Indemnification Agreement that supplements the indemnity to which Mr. Wicks is entitled pursuant to the Company’s Bylaws and Delaware General Corporation Law (filed as Exhibit 10.5 to Current Report on Form 8-K, filed on March 15, 2007),

•	the Company’s flex perquisite program, and

•	the Company’s other health, retirement and similar benefit programs in each case, under similar terms and conditions that are or may be available to other senior officers of the Company. In addition, upon his employment with the Company and the approval of the Compensation Committee of the Company’s Board of Directors, Mr. Wicks will receive a grant of $300,000 of restricted share units subject to a three year cliff vesting from the date of the grant and subject to the terms of the Company’s standard grant agreement. The number of restricted share units will be determined by dividing the dollar amount of the restricted share unit grant by the closing price of the Company’s common stock on the date of grant in accordance with the Company’s Long Term Incentive Plan. Furthermore, Mr. Wicks will receive a $100,000 cash signing bonus, and he will be eligible for relocation assistance from the Company that includes a $50,000 lump sum amount for miscellaneous moving expenses and a home buy out option, with a loss on sale provision of up to $125,000.

A copy of the news release announcing the appointment of Mr. Wicks as Executive Vice President and Chief Financial Officer of the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated September 18, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

Date: September 22, 2008	By:	/S/ DANIEL J. CHURAY
Daniel J. Churay
Executive Vice President
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	News Release dated September 18, 2008

5